Exhibit 99.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Business Due Diligence

TouchTunes Music Corporation

Final Report

November 29, 2004

This document is exclusively intended for selected client
employees. Distribution, quotations and duplications
— even in the form of extracts — for third parties is only
permitted upon prior written consent of A.T. Kearney.

A.T. Kearney used the text and graphs compiled in this
report in a presentation; they do not represent
a complete documentation of the presentation.

Disclaimer

A.T. Kearney is acting as a strategic advisor to TouchTunes Music Corporation in connection with the assessment of prospects for value creation in its digital jukebox business.

The intent of our advisory service is to support TouchTunes Music Corporation within the framework of an evaluation process to be conducted. In rendering our advisory service, we will assume that the information given to us, be it orally or in writing, is true and correct and that we have not been deprived of material information. In rendering our advisory service we have worked in accordance with our worldwide internal quality assurance program. With regard to evaluation questions, both with respect to the verification of evaluations by third parties as well as with respect to our own evaluation, we have taken into consideration the knowledge we were provided with and the knowledge available to us. To the extent possible, recognized evaluation principles have been used in this regard. Apart from that, the evaluations have been made or verified, as the case may be, under plausibility aspects.

Our advisory service shall be construed in accordance with Canadian law. Exclusive venue for all disputes shall be Toronto. Our liability for our service vis-à-vis TouchTunes Music Corporation shall be limited to illicit intent and gross negligence. For indirect damages, such as financial loss as well as for lost profits, we shall only be held liable in case of illicit intent or gross negligence of our general managers. In case of material breach of our most important contractual obligations we shall also be liable for the negligence of our employees. In cases in which we are liable, except in case of illicit intent of one of our general mangers, our liability shall be restricted to the maximum amount of our consulting fees in respect to all types of damages incurred in one damaging event. We exclude any liability vis-à-vis third parties.

Signed on behalf of Graeme K. Deans, Vice President

Contents

		Page
•	Project Methodology	5
•	Assessment of TouchTunes Core Digital Jukebox Business	9
	• Industry and Market Analysis
	• Competitor Assessment
	• Value Chain and Customer Economics Assessment
	• Challenges for the Future
•	TouchTunes Expansion Opportunities	31
•	Summary of Recommendations	46
•	Valuation and Investor Exit Strategies	48
•	Next Steps	58
•	Appendix	60

Project Methodology

Project methodology

	1. Develop Market Size and Growth Projections	2. Understand Competition and Channels To Market	3. Review Existing Business Plan and Business Model	4. Prepare Shareholders’ Investment Recommendation
Key Issues:

•   What is TouchTunes’ addressable market size? What assumptions are built into this projection?

•   What is the expected growth rate for TouchTunes’ addressable market? What assumptions are built into this projection?

•   What factors could cause the market size or growth rate to be significantly different than the projection? Why?

•   New technologies

•   Music copyright laws

•   What characteristics does the typical TouchTunes customer exhibit?

•   Bar / Nightclub

•   Restaurant

•   Office lobby / Retail (future)

•   Which customer segments are most attractive? What are the potential switching criteria? What customer segments may emerge in the future?

•   What are the competitive dynamics in TouchTunes’ industry? Who are the leaders and why? Is there a consolidation opportunity?

•   What are the channels to market, how are they changing, and what dynamics exist among distributors?

•   Are the assumptions in TouchTunes’ existing business plan realistic?

•   What revenue and market share could TouchTunes reasonably expect to obtain?

•   How is TouchTunes perceived by customers? How strong is the company in comparison with its competition in terms of technology, pricing, service and other key criteria

•   What are the drivers of value in TouchTunes’ business and how much is TouchTunes estimated value and potential future value?

•   How strong is the future potential for TouchTunes’ business?

•   What options does TouchTunes have to increase the value of its business over the next 2-3 years? What are the costs and challenges of increasing the value?

•   Who might be a potential buyer for TouchTunes and what should shareholders’ exit strategy be?

Deliverables:	• Projection of TouchTunes addressable market size and future growth rate • Assumptions built into market projection	• Detailed understanding of customer and competitive dynamics and trends • Distributor and channel-to-market dynamics and implications for TouchTunes	• Assessment of TouchTunes’ strengths and weaknesses, opportunities and threats • Valuation range for TouchTunes	• Recommendations to maximize TouchTunes’ value creation • Recommendation on shareholders’ most attractive investment option

Summary of completed external interviews

Category	Count	General Profile	Comments
Operators	20+	• Included 5 large operators (100+ JBs)	• Larger operators with 75+ JBs have migrated to digital substantially • Smaller operators hesitate to switch to digital
Establishments	30+	• Bars and Taverns • Bowling alleys • Night Clubs • National Retail Chains

•   Establishments that have juke boxes as the primary source of music are declining

•   “Nostalgia” factor will keep traditional juke boxes in the market

•   Muzak, DMX and Music Choice have established presence within national chains. Satellite radios are gaining traction in the marketplace

Distributors	6	• Distribute coin-op machines	• [***]
Industry Associations	4	• AMOA, AAMA, JLO, ATE	• Organizations do not have full control on the operators and are unaware of the exact number of juke boxes • More than 25% of juke boxes are unlicensed
Publications	3	• Vending Times, Playmeter, Coinslot	• Key industry publications and white papers
PE firms and Other	5	• [***] • [***] • [***]	• Provides financing for amusement machines • Operators who have financed digital JBs default rarely

Summary of completed internal interviews

•        TouchTunes Music Corporation

•     John Perrachon

•     Matthew Carson

•     Guy Nathan

•        TouchTunes Strategic Committee of the Board of Directors

•     Tony Massonardi

•     Bob Jamieson

•     Bill Meder

•     Marc Ferland

Assessment of TouchTunes Core Digital Jukebox Business

• Industry and Market Analysis
• Competitor Assessment
• Value Chain and Customer Economics Assessment
• Challenges for the Future

The jukebox industry value chain is driven by Operators, who own and operate jukeboxes on behalf of Venue Owners

Manufacturer	•	Manufactures Traditional or Digital
	•	Traditional jukebox makers sell equipment only
	•	Digital jukebox makers sell equipment and music downloads
Distributor	•	They represent the traditional method of distributing juke boxes and other coin-op machines to operators
	•	[***]
Operator	•	Own and operate juke boxes
	•	Primary decision makers on the type of juke boxes that go into a location
	•	Share revenues with location owners
Venue Owner	•	Bar, restaurant or nightclub owner
	•	Provide space for juke boxes
	•	Look for incremental revenue from juke boxes by: • Coin revenue sharing with operators • Increased sale in the establishment

The economics of the Operator and Venue Owner businesses drive sales revenue and profits of jukebox manufacturers

Manufacturer	Distributor	Operator	Venue Owner
Value Added: • Revenue from jukebox sales • In the case of digital jukeboxes, continued revenue is made via music downloads	Value Added: • Provide financing for equipment sales	Value Added: • Provide weekly revenue stream from coinage	Value Added: • Contribute to ambiance • Encourage customers to stay longer • Provide incremental revenue
Pricing Structure: • Equipment pricing include dealer margins and operator discounts • Music service pricing model includes fixed as well as pay-asyou-	Pricing Structure: • Prices equipment at MSRP • Often works with a financier to help finance operators	Pricing Structure: • If CD jukebox, splits 50-50 with location owner • If digital, collects a music fee from the top and shares the remaining collection	Pricing Structure: • Mostly splits revenue evenly, after covering cost of music
Economic Drivers: • Component costs • Licensing fees and legislations	Economic Drivers: • Wholesale cost • Incentives	Economic Drivers: • Cost of labor • Cost of music • Registration fees • Location economics	Economic Drivers: • Location characteristics • DWI legislation • Smoking bans

Digital jukeboxes are gaining increasing acceptance in the marketplace

Interview Responses

	D i s t r i b u t o r s	O p e r a t o r s	L o c a t i o n s	A s s o c i a t i o n s/	P u b l i c a t i o n s
5 Very Good 4 Good 3 Neutral 2 Bad 1 Very Bad
Selection	[***]	[***]	[***]	[***]		[***]
Revenues	[***]	[***]	[***]	[***]
Ease of Maintenance	[***]	[***]	[***]	[***]
Pricing Transparency	[***]	[***]
Price of Equipment	[***]	[***]	[***]	[***]
Reliability	[***]	[***]

A. T. Kearney estimates an installed base of roughly [***] jukeboxes in the United States today

2004 Size of Installed Base For Jukeboxes in the US

(Number of Jukeboxes in Thousands)

Industry Insights & Analysis

 •  All Vinyl and CD juke boxes are required to be licensed by JLO for legal operations, but not all are licensed

 •  Based on JLO and Playmeter Estimates, nearly 1/3rd of jukeboxes in the US are unlicensed(3)

 •  Digital juke box license fees for music are collected as a part of subscription fee

[***]

Note:	1) Approximation by AMOA President and JLO President
2) Includes licensed juke box numbers only
3) Based on Operator interviews, AMOA survey

Source:	AMOA, Vending Times, Play Meter Magazine, Operator/Distributor Surveys, A.T. Kearney analysis

In a flat installed base environment, jukebox generated revenues have been increasing [***], primarily driven by increased revenue from digital jukeboxes

[***]

Evolution histories of vinyl and CD jukeboxes suggest digital jukeboxes will penetrate the market rapidly over the next 5 years

Juke Box Market Evolution

 •  Tracing evolution of juke boxes:

•   78’s were replaced by 45’s in 4 years

•   CD’s replaced 45’s over 7 years. The longer delay was due to the introduction of combination juke boxes

 •  Digital juke boxes [***] of the market penetration by 2008:

•   Certain Vinyl and CD juke boxes will remain in bars for “nostalgic” reasons

•   Locations where juke boxes are significant revenue generators, will migrate to digital to increase revenues

Source:   Operator/Distributor Surveys, A.T. Kearney analysis

The addressable digital jukebox market is estimated to total [***] units over the next five years

[***]

Source:   AMOA, Vending Times, Play Meter Magazine, Operator/Distributor Surveys, A.T. Kearney analysis

In a flat overall market, digital jukebox technology is poised to [***]

Evolution of Installed Base For Jukeboxes in the US (2004-2008)

[***]

CD To Digital Conversion Drivers

•   Increased revenue per jukebox for operators and venue owners

•   Greater song selection

•   Less maintenance / ability to service and update remotely

•   Potential to add advertising and/or video games to touch screen

Jukeboxes compete with other forms of entertainment in restaurants, bars and nightclubs

Locations: Bars/ Grills, Night Clubs, Restaurants

	Jukeboxes	Other Coin-Operated Amusement Machines	Competing Entertainment
Product	Coin-operated juke box, non-coin operated juke box	Arcade games	TV, Live music (DJ), Karaoke, Satellite Radio
Value Proposition to Venue Owners	• Make customers stay longer • Additional revenue from played music	• Make customers stay longer • Additional revenue from coinage	• Provide customers with entertainment while in establishment
Industry Trends

 •  Trendy bars and restaurants that carry juke boxes, want them for ‘nostalgia effect’

 •  Restaurants with highvolume business do not want customers to stay longer

 •  End-customers have access to current music through iPods, etc.

		• Localized to sports bars and bowling alleys • More appealing to teenagers • Faces the same challenges as jukeboxes • Slot machines and other gambling machines being cracked down	• Music oriented bars are offering live music to attract customers • Piped music has become common in several urban establishments

Source:   Play Meter Magazine, A.T. Kearney analysis, Sacramento Business Journal, UNLV

The revenue generation potential of digital juke boxes is [***] in comparison with other coin-operated machines

Selected Coin-Operated Machine Attractiveness

[***]

[***]

[***]

TouchTunes’ competitors are rapidly entering the digital jukebox market

[***]

[***]

[***]

[***]

Digital jukeboxes have several qualitative advantages over CD jukeboxes

Vinyl and CD Jukeboxes	Digital Jukeboxes

 Pros:

 •  “Nostalgia Effect” — older jukeboxes fit the atmosphere; usually in the Diner setting

 •  No 3rd Party — operators don’t like sharing financial figures with content providers, who are often perceived as potential future competitors

 •  Resale Value — after going through the ‘location cycle’, traditional jukeboxes can be sold to home markets

 Cons:

 •  CD Replacement — time-consuming process is costly in CD purchases and man-hours

 •  Whole Album Purchasing — no option exists for purchasing single songs, hard to restrict undesired songs on a desired CD

 •  Licensing — jukeboxes must be registered through three associations, though JLO combines into one purchase

Pros: [***] Cons: [***]

[***]

[***]

[***]

[***]

TouchTunes Expansion Opportunities

Overview of TouchTunes expansion opportunities

TouchTunes Strategic Gameboard

Markets

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

3. TouchTunes could offer several incremental services from its existing platforms

[***]

[***]

In summary, TouchTunes can increase its top-line by 5% to 15% by selectively pursuing incremental growth opportunities

[***]

Summary of Recommendations

The key to maximizing TouchTunes’ value is for it to dominate its core business

TouchTunes’ Strategic Priorities To Maximize Shareholder Value

1.                                       Maximize value of core digital jukebox business in the US market

✓                                      [***]

✓                                      Communicate value proposition of digital jukeboxes through salesforce and marketing materials

✓                                      Capture untapped market segments

✓                                      [***] installed base by end 2008

2.                                       Selectively pursue incremental growth opportunities but ensure that they do not become distractions to management

[***]

3.                                       [***]

Valuation and Investor Exit Strategies

Valuation assumptions assume aggressive implementation and flawless execution of TouchTunes’ strategic priorities

Valuation Assumptions

•         TouchTunes management will successfully execute the strategic priorities over the 2004-2008 timeframe and achieve the total installed base of [***] units by 2008

•         Average jukebox price will fall to [***] by 2008

•         Average number of [***] downloads from TuneCentral per jukebox per week

•         National chain business will [***] by 2008

•         SG&A percent of revenue and R&D percent of revenue with remain essentially flat [***]

•         Based on a consensus from interviews with 5 investment banks, private equity firms and venture capital firms:

•         Net present value discount rate used was 25%

•         After 2008, 3% revenue and EBITDA growth rate used for terminal value calculation

•         Price / earnings ratio: 8

•         Price / revenue ratio: 1

Source: TouchTunes financial and management reports, A.T. Kearney interviews, estimates and analysis

By 2008, TouchTunes has the potential to become [***] business in revenue with an EBITDA of over [***]

Source: TouchTunes financial and management reports, A.T. Kearney interviews, estimates and analysis

TouchTunes estimated valuation today is US$ 40 million, but has a high degree of variability

TouchTunes Valuation (2004 and 2006)	ESTIMATES BASED ON INTERVIEWS*
(US$Millions)

Standard Deviation = 5 Standard Deviation = 12

Observations

•     TouchTunes has had an informal offer of US$25 million for its business in 2004 from [***]

•     There is considerable variation is the 2004 valuation because TouchTunes has not been profitable in recent years, and so many parts of the business have been in flux

•     With two years of stable, consistent growth and operating results, the valuation would increase considerably, and would have substantially less variability

 Source:   TouchTunes financial and management reports, A.T. Kearney interviews, estimates and analysis

TouchTunes exit strategy decision tree

TouchTunes is unlikely to achieve a valuation of >$100 million within the next few years

Observations

•         A.T. Kearney’s valuation suggests a value considerably lower than $100 million today — a valuation of >$100 million is unlikely to occur until 2008 or beyond with the current business strategy

•         Many of TouchTunes’ potential acquirers are in financial difficulty and may not be in a position to conduct M&A activity for several years

•         The only possibility to achieve a $100 million buyout of the TouchTunes business in the near-term would be to sell to [***] or [***]

•         The probability is low, but A.T. Kearney believes it is worth investing [***]

•         The opportunity is immediate — all of the attractive deals will be sewn up in this space within 6-12 months

•         Even if a deal is transacted, it would likely be for equity, not cash

TouchTunes’ valuation is highly likely to appreciate with several more years of consistent operating results

Observations

•         TouchTunes’ Board and management team should focus on achieving TouchTunes’ strategic objectives in its core digital jukebox business

•         Beyond the core business objectives, management should opportunistically pursue growth expansion opportunities by offering new on-screen services and by expanding its presence in national chains and the background music market

•         Because of the weak financial condition of many players in the industry, some attractive alliance or acquisition opportunities may become available

             [***]

             [***]

             [***]

             [***]

•         In addition, the exit strategies of a management buyout, buyout by a private equity firm will be even more attractive.  Once the installed base has been built out, creating an income trust (based on the music service business) or perhaps even an IPO may be feasible

If TouchTunes investors choose to exit immediately, they should expect a wide variation in potential offers for the business

Observations

•         TouchTunes business economics are improving with each passing month – an offer of US$25 million was made for the business earlier this year, but the business would be worth more now

•         On the other hand, many of TouchTunes’ logical potential acquirers (direct competitors, foreign competitors) are in financial difficulty and may not be in a position to conduct M&A activity for several years

•         Management may have difficulty in raising money for an MBO because of the lack of a consistent track record of financial performance

Near-term exit strategies for investors place a discount on the risk inherent in TouchTunes’ ability to execute its strategic plan.  TouchTunes’ valuation will increase significantly after several quarters of continued growth and profitability

Exit Strategy	Strategic Fit	Ability To Raise Funds	Overall Rating	Advantages	Potential Concerns / Issues
Management buyout	✓	?	?	• Current management has the best chance of realizing the strategic plan • Limited risk of key employee turnover	• Ability to absorb high price-tag • Lack of “deep pockets” may limit ability to invest in new opportunities
Sell the company to [***]	✓	✓	✓	[***] [***] • Willingness/ability to roll-up industry	• Bottom-fishing attitude might lower the price of the firm (“You need us more than we need you”)
Sell to a private equity firm or other financial investor	X	✓	?	• Deep pockets • Will value future music services annuity • Willingness / ability to roll-up industry	• Bottom-fishing on price is a possibility
Sell to [***]	✓	X	?	[***]	[***]

Recommended exit strategy

•                 Exploit TouchTunes’ market leadership position and execute core US digital jukebox market business strategy

•                 Ensure 2-3 consecutive, profitable years of performance (2004, 2005 and 2006) to put in place a consistent track record of financial results

•                 Sell company in the second half of 2006

•         PE firm

•         [***]

•         Management buyout

•         Income trust or IPO may also become valid options depending on how much of the installed base TouchTunes is able to capture

•                 At the same time, [***]

Next Steps

Next Steps

• Present final report to Board of Directors on December 17th

Appendix

- Selected Interview Quotes
- SWOT Analyses

Operator Insights

[***]

Bar/Restaurant/Night Club Venue Owner Insights

[***]

Distributors/Industry Associations Insights

[***]

Music Service Insights

[***]

Music Service Insights

[***]

Music Service Insights, cntd.

[***]

Detailed SWOT analysis — Core Juke Box Business

[***]

Detailed SWOT analysis — [***] Music Service Market

[***]